Exhibit 10.3
ALBERTSON’S, INC.
EXECUTIVE ASRE MAKEUP PLAN
Established Effective September 26, 1999

ALBERTSON’S, INC.
EXECUTIVE ASRE MAKEUP PLAN
Established Effective September 26, 1999
     Albertson’s, Inc., a Delaware corporation (the “Company”), does hereby establish, effective October 1, 1999, the Albertson’s, Inc. Executive ASRE Makeup Plan (the “Plan”) as an unfunded deferred compensation arrangement for a select group of management or highly compensated employees. The Plan is implemented with the intention that it will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their income at retirement.
ARTICLE I
DEFINITIONS
     For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context.
     1.1 “Account” means the bookkeeping account on behalf of each Participant, maintained and valued in accordance with Article VIII.
     1.2 “ASRE” means the Albertson’s Savings & Retirement Estates, as amended from time to time.
     1.3 “Base Salary” means, with respect to each Participant, the Participant’s annual rate of salary (determined as of the first day of each Plan Year and unaffected by any changes during the Plan Year) before reduction pursuant to the Plan or any other deferred compensation plan or salary reduction arrangement, but excluding bonuses, option awards or other forms of remuneration not included in the Participant’s annual rate of salary.
     1.4 “Beneficiary” or “Beneficiaries” means the person or persons designated under Article VII to receive any benefits in the event of the Participant’s death.
     1.5 “Board” means the Board of Directors of the Company.
     1.6 “Change in Control” shall mean the occurrence, in a single transaction or series of transactions after September 26, 1999, of any one of the following events or circumstances:
          (a) merger, consolidation or reorganization where the beneficial owners of the Voting Securities immediately preceding such merger, consolidation or reorganization beneficially own less than 80% of the securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization with respect to the survivor, after giving effect to such merger, consolidation or reorganization;
          (b) merger, consolidation or reorganization of the Company where 20% or more of the incumbent directors of the Company are changed;
          (c) acquisition by any person or group, as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding Voting Securities under an employee benefit plan of the Company (or a corporation owned, directly or indirectly, by the holders of Voting Securities in substantially the same proportion as their ownership of Voting Securities) of beneficial ownership of 20% or more of the Voting Securities (such amount to include any Voting Securities acquired prior to September 27, 1999);

          (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (b), (c) or (e) of this paragraph) whose election by the Company’s shareholders was approved by a vote of at least two-thirds (b) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
          (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (b), (c) or (e) of this paragraph) whose election by the Company’s shareholders was approved by a vote of at least two-thirds (b) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
          (e) approval by the shareholders of the Company of a plan of liquidation or dissolution with respect to the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, that in the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred.
     1.7 “Code” means the Internal Revenue Code of 1986, as amended.
     1.8 “Committee” means the Grantor Trust Committee appointed by the Board to administer the Plan, or such other administrative committee of not less than three (3) persons that the Board shall designate.
     1.9 “Company” means Albertson’s, Inc., a Delaware corporation, or its successor or successors.
     1.10 “Compensation” means a Participant’s straight-time earnings, overtime, and any bonus or other amounts paid by the Employer by reason of services performed by the Participant (including payments pursuant to amounts previously deferred under the Albertson’s, Inc. 2000 Deferred Compensation Plan or any other nonqualified deferred compensation plan), and wage replacement benefits under Company-sponsored programs for either occupational or non-occupational disability benefits, except as provided in (a)(iv) below, before deductions are authorized by the Participant or required by law to be withheld.
          (a) Notwithstanding the foregoing, a Participant’s Compensation shall be determined without taking into account any of the following:
               (i) Contributions or payments by the Employer on behalf of a Participant under any employee benefit plan (other than payments pursuant to a nonqualified deferred compensation plan), including but not limited to ASRE and any health or welfare plan;
               (ii) Compensation that is not subject to employer income tax withholding under Code Section 3402 (or any successor thereof), except such Compensation as is provided in paragraph (c) below;
               (iii) Income caused by the exercise of stock options and stock appreciation rights;
               (iv) Income attributable to benefits received under the long-term disability plan maintained by the Employer; and income attributable to severance from employment with the Employer.
          (b) A Participant’s Compensation for purposes of the Plan shall be the Compensation paid to him/her during the relevant portion of the Plan Year, irrespective of when such Compensation is actually earned.

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          (c) Except as is expressly provided to the contrary herein, a Participant’s Compensation shall include (i) his/her deferrals under the Albertson’s, Inc. 2000 Deferred Compensation Plan, and (ii) his/her contributions and any amount covering employee contributions from the pre-tax health care premium payment arrangement under the American Stores Company Before Tax Plan or any similar arrangement sponsored by the Employer pursuant to Code Section 125.
     1.11 “Compensation Committee” means the Compensation Committee appointed by the Board to establish and review the annual salaries and bonuses paid to the elected officers and the Executive Vice Presidents of the Company, to establish the bonus policy for all the officers of the Company and to establish stock option plans and grant options pursuant thereto, or such other committee of not less than three (3) persons that the Board shall designate.
     1.12 “Deferral Agreement” means the written participation agreement (substantially in the form attached to this Plan) that shall be entered into by the Employer and a Participant pursuant to Article III with respect to such Participant.
     1.13 “Effective Date” means September 26, 1999.
     1.14 “Eligible Employee” means any employee of an Employer who (a) is a participant in ASRE, (b) (i) holds a position of Vice President or above or is in the Company’s Salary Administration Program and (ii) has a Base Salary of $77,873 or more (as indexed pursuant to the Salary Schedule Adjustment), and (c) satisfies such other criteria as may be established by the Committee. An employee shall cease to be an Eligible Employee if the employee does not receive Compensation for four (4) or more consecutive weeks. Notwithstanding the foregoing, no participant in the American Stores Company Supplemental Executive Retirement Plan shall be considered an Eligible Employee prior to January 1, 2000.
     1.15 “Employer” means the Company and any of its Subsidiaries.
     1.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     1.17 “Grantor Trust Committee” means that committee created by the Board pursuant to resolutions adopted on August 29, 1988, to administer and amend certain Company deferred compensation plans and trusts.
     1.18 “Fiscal Year” means the fiscal year of the Company.
     1.19 “Investment Options” means the securities or funds identified by the Committee from time to time as the investments available as the growth measurement mechanism for Accounts under the Plan.
     1.20 “Participant” shall have the meaning provided under Section 3.1 hereof.
     1.21 “Plan” means this Albertson’s, Inc. Executive ASRE Makeup Plan, as it may be amended from time to time.
     1.22 “Plan Year” means the period beginning on the Effective Date and ending on December 31, 1999 and each 12-month period thereafter.

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     1.23 “Salary Administration Program” means the program established by the Company for the administration of the salaries of employees of the Company.
     1.24 “Salary Schedule Adjustment” means the annual percentage adjustment to the medians of the pay grades (i.e., salaried grades) of the Company’s Salary Administration Program.
     1.25 “Subsidiary” means any corporation, partnership, limited liability company, venture or other entity in which the Company has, directly or indirectly, at least a 50% ownership interest.
     1.26 “Total Disability” means the complete inability of the Eligible Employee to perform any and every duty of his or her regular occupation, as determined by the Committee in its sole and absolute discretion.
     1.27 “Voting Securities” means securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization of the Company.
ARTICLE II
ADMINISTRATION
     2.1 The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to make any other determinations that it believes necessary or advisable for the administration of the Plan and to delegate such administrative powers and duties as it shall determine. All decisions of the Committee shall be by a vote of the majority of its members and shall be final and binding unless the Board shall determine otherwise. Members of the Committee who are Eligible Employees shall be eligible to participate in the Plan while serving as a member of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member as a Participant.
     2.2 The Employer shall indemnify and hold harmless the members of the Committee and their delegates against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.
ARTICLE III
PARTICIPATION
     3.1 An Eligible Employee shall automatically become a Participant in the Plan immediately upon becoming an Eligible Employee and shall remain a Participant until the earlier of the Participant’s death or the complete distribution of the Participant’s Account.
     3.2 An Eligible Employee electing to defer compensation in accordance with this Article III shall have the right to determine his or her deferred amounts for each Plan Year, subject to the limitations set forth in this Article III. Such deferred amounts shall reduce the amount of the Participant’s Compensation that is to be paid to the Participant in the Plan Year of reference.
     3.3 (a) By such date as the Committee shall determine, but not later than the December 31 immediately preceding the first day of each Plan Year, an Eligible Employee may elect to defer a percentage of his or her Compensation for such Plan Year; provided, however, that the amount deferred may not exceed the amount necessary to receive the maximum Employer matching contribution under ASRE and the Plan, as determined by the Committee. Such election shall be effected by the execution of a valid

     Deferral Agreement, timely filed with the Committee.
          (b) Each validly executed and timely filed Deferral Agreement shall be effective for the first Plan Year for which it is timely filed and for each succeeding Play Year, until (i) modified or revoked by a subsequently timely filed, validly executed Deferral Agreement applicable to any such succeeding Play Year, (ii) the Participant’s eligibility ceases or (iii) the Participant terminates employment with the Employer for any reason. Any Eligible Employee who fails to have on file with the Committee with respect to any Plan Year a timely filed, validly executed Deferral Agreement shall not defer Compensation under the Plan in such Plan Year.
          (c) Except as provided in Articles VI and X, each validly executed Deferral Agreement filed with the Committee may not be terminated or modified by the Participant until the first day of the succeeding Plan Year by timely filing with the Committee prior to such date a validly executed Deferral Agreement.
     3.4 Notwithstanding anything in the Plan to the contrary, the Committee shall be authorized to take such steps as may be necessary to ensure that the Plan is and remains at all times an unfunded deferred compensation arrangement for a select group of management or highly compensated employees, within the meaning of ERISA and the Code or such other successor or applicable laws.
ARTICLE IV
MAINTENANCE AND VALUATION OF ACCOUNTS
     4.1 The Committee shall establish and maintain a separate bookkeeping Account on behalf of each Participant. The value of an Account as of any date shall equal the credits for deemed Employer contributions (including deferrals elected by Participants) made by the Employer to such Account in accordance with Article V, adjusted for earnings and losses pursuant to this Article IV, through the day preceding such date and less all payments made by the Employer to the Participant or his/her Beneficiary through the day preceding such date.
     4.2 Unless otherwise delegated, the Committee has the sole discretion to determine the Investment Options available as the measurement mechanism for earnings or losses on Accounts under the Plan, the manner and extent to which elections may be made, the method of valuing the Accounts and the various Investment Options and the method of crediting the Accounts with, or making other adjustments as a result of dividend equivalents, interest equivalents or other earnings or return on such Accounts.
          (a) The amounts in each Participant’s Account shall be deemed to have been invested and reinvested in the Investment Options designated by the Participant. A Participant may make changes in his/her designation of Investment Options in the same manner and to the same extent as such changes are made under ASRE. Accounts and Investment Options shall be valued, and adjustments made, if necessary, in the same manner as under ASRE.
     4.3 The Company shall not be required to purchase, hold or dispose of any securities representing the Investment Options designated by a Participant. Participants shall not have any voting rights or any other ownership rights with respect to the Investment Options in which their Accounts are deemed invested.
     4.4 The Account shall be valued by the Committee as of each December 31.

     The Account may also be valued by the Committee as of any other date as the Committee may authorize for the purpose of determining the Account for payment of benefits, or any other reason the Committee deems appropriate.
     4.5 The Committee shall submit to each Participant periodic statements, at least annually, in such form as the Committee deems desirable, setting forth the balance standing to the credit of each Participant in his/her Account.
     4.6 A Participant shall be vested in his/her Account to the same extent and in the same proportion that the Company contribution under Section 5.1(b) is treated as vested under the terms of ASRE. Notwithstanding the foregoing, a Participant shall be 100% vested in his/her Account at all times following a Change in Control.
ARTICLE V
CREDITING OF ACCOUNTS
     5.1 A Participant under the Plan shall be credited (as a bookkeeping entry) to such Participant’s Account an amount equal to the deferral amount elected by the Participant under the Deferral Agreement, together with the excess of the amount described in Section 5.1(a) over the amount described in Section 5.1(b) as follows:
          (a) The amount equal to the contribution the Employer would make to ASRE on behalf of the Participant for the Plan Year, without regard to any limitations imposed by the Code based on the Participant’s Compensation for such Plan Year.
          (b) The amount equal to the Employer’s actual contribution to ASRE on behalf of the Participant for such Plan Year. Although the Employer contribution shall typically be actually determined or credited in the Plan Year following the Plan Year to which it corresponds, the contribution shall be credited effective as of the date the Employer made the actual contribution to ASRE for such Plan Year.
ARTICLE VI
COMMENCEMENT OF BENEFITS
     6.1 The amount credited to a Participant’s Account shall be distributed to such Participant in the form(s) provided under this Article VI commencing as soon as administratively practicable, but effective as of the first day of the month immediately following the occurrence of the first distribution event selected by the Participant in his or her distribution form. A Participant may select any or all of the following distribution events: (a) termination of employment, (b) death, (c) Total Disability and (d) attainment of a specified age on or after age 59 1/2.
     6.2 In the event of a Participant’s death prior to the complete distribution of his/her Account, the balance of such Participant’s Account shall be distributed to such Participant’s Beneficiary in the form(s) provided under Section 6.3(b) commencing as soon as administratively practicable following such death, but effective as of the first day of the month immediately following the date of such Participant’s death.
     6.3 (a) Except as otherwise provided in this Section 6.3, the entire amount credited to a Participant’s Account shall be paid in one of the following forms selected on the Participant’s distribution form: (i) a single lump sum, (ii) 60 approximately equal monthly installments, (iii)

120 approximately equal monthly installments or (iv) 180 approximately equal monthly installments, as the Participant shall elect in any distribution form; provided, however, that in the absence of such election in any distribution form, the respective amounts credited to the Participant’s Account shall be payable in 120 approximately equal monthly installments. The Participant shall not be entitled to select a different form of distribution with respect to the amounts credited to the Participant’s Account in each Plan Year. Instead, the distribution form selected by the Participant shall apply to the entire balance of the Participant’s Account. The Participant may modify the form of distribution selected by the Participant; provided that such modification is made on a validly executed and timely filed distribution form at least 12 months prior to the date on which any distributions of the Participant’s Account shall have commenced.
          (b) In the event of the Participant’s death prior to the complete distribution of his/her Account, the balance of the Participant’s Account shall be paid to the Participant’s Beneficiary over the remainder of the period provided in Section 6.3(a). Upon written application to the Committee no later than 60 days following notification to the Beneficiary of his/her entitlement to benefits under the Plan, such Beneficiary may request that the Committee approve an alternative single form of distribution that would apply to the balance of the Participant’s Account. The Committee, after considering all the facts and circumstances that it deems relevant (including, for example, the effect of such alternative form of distribution on the finances of the Employer and the financial needs of the Beneficiary), shall determine in its sole discretion whether to permit the alternative form of distribution. In the event of the death of the Participant’s last Beneficiary prior to the complete distribution of the Participant’s Account, the balance of the Participant’s Account shall be paid in a single lump sum to the deceased Beneficiary’s estate.
          (c) Notwithstanding anything in this Section 6.3 to the contrary, in the event that the value of a Participant’s Account does not exceed $30,000, as of the date benefits first become distributable, the Committee shall cause such Participant’s Account to be distributed in a single lump sum payment.
          (d) Notwithstanding anything in this Plan to the contrary, benefits shall not be paid to a Participant who is a “covered employee” as that term is defined in Code Section 162(m) until the Participant is no longer a “covered employee”.
     6.4 Notwithstanding anything in this Article VI to the contrary, benefit payments under the Plan shall cease as of the first day the Participant returns to employment with an Employer. Upon such return to employment, the Participant shall, if eligible, participate in the Plan as provided in Article III.
     6.5 If the Participant or the Participant’s Beneficiary is entitled to receive any benefits hereunder and is in his or her minority, or is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting any distribution, the Committee may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the payee.
     6.6 After all benefits have been distributed in full to the Participant or to the Participant’s Beneficiary, all liability under the Plan to such Participant or to his/her Beneficiary shall cease.

     6.7 No benefit shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by the Participant or Beneficiary, and any such action shall be void for all purposes. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of the Participant or Beneficiary, nor shall it be subject to attachments or other legal process for or against the Participant or Beneficiary, except to such extent as may be required by law.
     6.8 To the extent required by law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.
ARTICLE VII
BENEFICIARY DESIGNATION
     7.1 The Participant may, at any time, designate a Beneficiary or Beneficiaries to receive the benefits payable in the event of his/her death and may designate a successor Beneficiary or Beneficiaries to receive any benefits payable in the event of the death of any other Beneficiary. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation. The spouse of a Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse. If no Beneficiary shall be designated by the Participant, or if his/her Beneficiary designation is revoked by marriage, divorce or otherwise without execution of another designation, or if the designated Beneficiary or Beneficiaries shall not survive the Participant, payment of the Participant’s Account shall be made to the Participant’s estate in a single lump sum payment. Notwithstanding any provision of this Plan to the contrary, any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee.
ARTICLE VIII
FUNDING
     8.1 All benefits hereunder are intended to be in the form of an unfunded obligation of the Employer.
     8.2 Nothing contained herein shall create any obligation on the part of an Employer to set aside or earmark any monies or other assets specifically for payments under the Plan. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer (“Policies”). Such Policies or other assets of the Employer shall not be held under any fund for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer’s assets and Policies shall be, and remain, for purposes of the Plan, the general unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.
     8.3 If a Participant or Beneficiary becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation or other such liability representing an amount owing to the Employer, then the Employer may offset such amount owing it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.
ARTICLE IX
AMENDMENT AND TERMINATION
     9.1 The Board, the Committee or their duly authorized delegates may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease the benefits or rights of any Participant theretofore accrued. Written notice of such amendment shall be given to each Participant.
     9.2 The Board may at any time terminate the Plan. Upon any termination of the Plan under this Section 9.2, each Participant shall cease to accrue any benefit under the Plan, and all amounts shall prospectively cease to accrue for such Plan Year. Benefits payable under the Plan shall be paid at such times and pursuant to such terms and conditions as were effective immediately prior to the termination of the Plan.
ARTICLE X
FINANCIAL HARDSHIP WITHDRAWALS
     10.1 Subject to the provisions set forth herein, a Participant may withdraw up to 100% of his/her Account as necessary to satisfy immediate and heavy financial needs of the Participant which the Participant is unable to meet from any other resource reasonably available to such Participant. The amount of such hardship withdrawal may not exceed the amount required to meet such need.
     10.2 (a) Upon written application, the Committee, in its sole discretion, may grant a withdrawal to the Participant for any of the following unforeseen financial hardships:
               (i) unusual medical expenses incurred by the Participant for the Participant or his or her dependents;
               (ii) special health requirements of the Participant or his or her dependents; or
               (iii) any other situation which the Committee shall deem to constitute financial hardship.
             (b) The Participant shall be required to furnish evidence of purpose and need to the Committee on forms prescribed by the Committee.
     10.3 Anything else to the contrary notwithstanding, a Participant who is covered by the floor-offset arrangement involving ASRE and the Albertson’s Salaried Employees’ Pension Plan or the Albertson’s Employees’ Corporate Pension Plan shall not be permitted to withdraw any portion of the Account representing credits for deemed Company contributions (other than matching contributions), and earnings thereon, prior to termination of employment.
ARTICLE XI
CLAIMS PROCEDURE
     11.1 Each Claimant shall have the right to submit a Claim with respect to a benefit sought hereunder. Written notice of any Claim hereunder must be given to the Committee either personally or by certified or registered mail, return receipt requested, at the following address:
Albertson’s, Inc.
Attn: Grantor Trust Committee
         c/o Corporate Secretary
250 Parkcenter Blvd.
P.O. Box 20
Boise, Idaho 83726
Such Claim shall state with particularity:
               (a) The benefit claimed; and
               (b) All facts believed to be relevant in connection with such Claim.
     11.2 Upon receipt of a Claim hereunder, the Committee shall consider the merits of the Claim and shall within 90 days from the receipt of the Claim render a decision on the merits and communicate the same to the Claimant. In the event the Committee denies the Claim in whole or in part, the Claimant shall be so notified in writing, which shall be addressed and delivered to him or her personally or by mail, and shall set forth the following in a manner reasonably calculated to be understood by the Claimant:
          (a) The reason or reasons for rejection of the Claim;
          (b) The provisions of the Plan and the particular provisions of law, if any, relied upon in reaching such determination;
          (c) A description of any additional information needed from the Claimant in order for him or her to perfect his or her Claim and an explanation of why such information is necessary; and
          (d) A statement outlining the Appellate Review Procedure as set forth in Section 11.3.
The failure of the Committee to render a decision on the merits of a Claim shall be deemed to be a denial of such Claim and notice of such denial shall be deemed to have been given to the Claimant on the ninetieth (90th) day from receipt by the Committee of the Claim.
     11.3 Where a Claim has been or is deemed denied, the Claimant shall have the right within 60 days after the date he or she receives or is deemed to have been given notice that his or her Claim has been rejected, in whole or in part, to an Appellate Review Procedure as set forth herein. Such procedure shall enable the Claimant to appeal from an adverse decision by delivering a written request for an appeal to the Committee either personally or by certified or registered mail, return receipt requested. Such request shall set forth the reasons why the Claimant believes the decision rejecting his or her Claim is erroneous and shall be signed by the Claimant under oath. Within 30 days after such request is received, the Committee may conduct a review of the Claim at a hearing at which the Committee may invite the Claimant to present his or her views with respect to the merits of the Claim. Whether or not a hearing is held, the Claimant may submit issues and comments in writing to the Committee for consideration at the hearing and may review pertinent documents. A decision with respect to the merits of the Claim shall be rendered by the Committee not later than 60 days after the delivery of the written request for an appeal hereunder unless special circumstances (such as holding a hearing) require an extension of time for processing, and then no later than 120 days after receipt of the request.

The Appellate Review decision shall include specific reasons believed to support such decision, including specific references to provisions of the Plan and of law, shall be written in a manner reasonably calculated to be understood by the Claimant and shall be delivered to the Claimant personally or by mail.
     11.4 No action shall be commenced under Section 502(a)(1)(B) of ERISA, or under any other provision of law, until the Claimant shall first have exhausted the Claims Procedure available to him or her hereunder, provided that such Claimant would not have been irreparably and materially harmed by any delay occasioned by this Claims Procedure. Insofar as the same is not inconsistent with regulations promulgated under Section 503 of ERISA, relating to claims procedures, any Claim under this Claims Procedure must be submitted within three (3) months from the earlier of (a) the date on which the Claimant learned of facts sufficient to enable him or her to formulate such Claim, or (b) the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him or her to formulate such Claim. Claims submitted after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable. No statute of limitations set forth under either Section 413 of ERISA, or any other applicable provision of law, shall be deemed to be extended in any way by the period of limitations set forth herein with respect to this Claim(s) Procedure.
     11.5 All references in this Article XI to Claimant shall include representatives who are duly authorized as such, in writing, which authorization shall have been delivered to the Committee at some stage of the Claims Procedure. After such written authorization is delivered, copies of all sub-sequent communications with the Claimant and decisions with respect to the Claim, for which such authorization has been provided, shall be delivered to the authorized representative, as well as to the Claimant.
ARTICLE XII
GENERAL PROVISIONS
     12.1 Neither the establishment of the Plan, nor any modification thereof, nor the creation of an Account, nor the payment of any benefits shall be construed (a) as giving the Participant, Beneficiary or any other person, any legal or equitable right against Employer unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Employer in accordance with the terms and provisions of the Plan, or(b) as giving the Participant the right to be retained in the service of the Employer, and the Participant shall remain subject to discharge to the same extent as if the Plan had never been established.
     12.2 A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan.
     12.3 All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.
     12.4 Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Corporate Secretary of the Company.

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or receipt for registration or certification.
     12.5 The validity of the Plan or any of its provisions shall be determined under and construed according to the laws of the State of Idaho, except to the extent Idaho law is preempted by federal law, including but not limited to ERISA. Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning or the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.
     12.6 Nothing contained herein shall preclude an Employer from merging into or with, or being acquired by, another business entity.
     12.7 The liabilities under the Plan shall be binding upon any successor or assign of an Employer and any purchaser of an Employer or substantially all of the assets of an Employer, and the Plan shall continue in full force and effect.
     12.8 The titles of the Articles in the Plan are for convenience of reference only, and, in the event of any conflict, the text rather than such titles shall control.
     IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by its Board of Directors, to execute the Plan this 1st day of December, 1999.

ATTEST:	ALBERTSON’S, INC.

/S/ Kaye L. O’Riordan	By	/s/ Thomas R. Saldin

		Its	Executive Vice President and General Counsel

ALBERTSON’S, INC.
EXECUTIVE ASRE MAKEUP PLAN
DEFERRAL AGREEMENT
You are eligible to participate in the Albertson’s, Inc. Executive ASRE Makeup Plan (“the ASRE Makeup Plan”). The ASRE Makeup Plan is provided to you as a supplement to ASRE and ensures that your retirement benefits will not be reduced due to IRS limitations.
Deferrals under the ASRE Makeup Plan will begin when you reach the IRS 401(k) deferral limit ($10,500 in 2000) in ASRE and will continue for the remainder of the year. These deferrals will be withheld from your base pay and any bonus pay you receive. The maximum deferral percentage allowed through the ASRE Makeup Plan is 6%.
This document is your ASRE Makeup Plan deferral agreement. It is important that you complete this form, even if you choose not to participate. This agreement may be executed in one or more counterparts, each of which is legally binding and enforceable. This agreement is subject to the terms and conditions of the ASRE Makeup Plan document, whose provisions are incorporated herein by reference, copies of which are available upon request.
ASRE MAKEUP PLAN DEFERRAL ELECTION
(REMEMBER: This deferral begins when the IRS tax-deferred
limit is reached in the ASRE 401(k) Plan — $10,500.)
Check one below:

I elect to make an ASRE Makeup Plan deferral equal to 6% of my pay. (Note: choose this option if your intent is to maximize Company Contributions). Remember to call ASRExpress (1-800-228-ASRE) and set your deferrals in ASRE to 6% to maximize Company Contributions in ASRE.

I elect to make an ASRE Makeup Plan deferral in an amount equal to _____% (cannot be more than 6%) of my pay.

I do not want to participate in the plan at this time. I understand that by making this election, I will not be able to participate in this plan for 2000, but that I can elect to participate in future years, if eligible, by filing a new ASRE Makeup Plan agreement.
Your deferral election cannot be revoked or changed during this plan year.

DISTRIBUTION ELECTION
•	If your total account value is less than $30,000 when your benefits first become payable, it will be paid to you in a lump sum.

•	If your total account value is at least $30,000 and you have not elected a form of payment, your account will be paid to you in substantially equal monthly installments over a five-year period.
Elect the timing and form of payment below. You will have the right to change your election at a later time as long as that change is executed no later than 12 months before the date such modification or variation is to be effective.
Payment Form

%	Lump Sum

%	Monthly Payments over 5 Years

%	Monthly Payments over 10 Years

%	Monthly Payments over 15 Years

100%	Total
Payment Timing (check one):

I elect to have my payment begin as soon as administratively practical after termination of employment with Albertson’s.

I elect to defer commencement of benefits until I attain age _____, (no earlier than age 59 1/2 and no later than age 65).

I elect to defer commencement of benefits until I attain age _____, (no earlier than age 59 1/2 and no later than age 65) or termination of employment with Albertson’s, if later.
Timing of Payment upon Disability or Death (Note: Electing either of these options would override your payment timing election above, if applicable).

I elect to begin benefits immediately following the determination of my “TOTAL DISABILITY” as defined by the Plan.

I elect to begin benefits immediately following my death.

BENEFICIARY DESIGNATION
I,                                                                                                       (print name) hereby designate the following to receive from the Executive ASRE Makeup Plan amounts resulting from my deferral elections payable by reason of my death:
Beneficiary Designation

Information Concerning Primary Beneficiary

Street Address	Social Security Number

City, State, Zip Code .	Date of Birth
Unless I have a Beneficiary Designation in effect at the time an amount becomes payable to my Beneficiary, that amount will be paid to my estate in a single lump sum.
I reserve the right to change any Beneficiary named herein by properly completing and delivering to the Committee a new Beneficiary Designation. I will promptly notify the Committee of any change in the name or address of a Beneficiary.

Signature of Participant

Participant’s Social Security Number

Date

Complete this form only if the Beneficiary named is other than spouse.
Consent of Spouse
I consent to the designation of the Beneficiary named above, and acknowledge that the effect of my consent is that in the case of the Participant’s death, the Participant’s account under the ASRE Makeup Plan will be distributed to the Beneficiary named and will not be distributed to me.

Signature of Spouse

Date
SUBSCRIBED and sworn to me before this                       day of                                 ,                      .

Notary Public for

My commission expires:

SIGNATURES
By signing this agreement I acknowledge that neither the Company nor any of its employees or agents has any responsibility whatsoever for any elections I may make in other personal plans or programs as a result of my decision regarding the ASRE Makeup Plan and they are fully released to such extent.
All other terms of this Deferral Agreement shall be governed by the Albertson’s, Inc. Executive ASRE Makeup Plan (and any amendments), which are in effect at the time of this election. All of the terms and conditions of that plan are incorporated by reference herein.

Executive/Employee:	Albertson’s:

(Signature)	(Signature)

Duane D. Whitney

(Type or Print Name)	Director, Retirement Programs

(Date)	(Date)
Please return the signed deferral agreement to:
Albertson’s Inc. Retirement Programs Department
P.O. Box 20
Boise, ID 83706